Exhibit 7(a)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", and to the use of our reports dated January 24, 2000, with respect to the consolidated financial statements of Kansas City Life Insurance Company and March 31, 2000, with respect to the financial statements of Kansas City Life Variable Life Separate Account, both incorporated by reference, in the Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Registration No.33-95354) on Form S-6 and the related Prospectus of Century II Variable Universal Life.


                                             /s/Ernst & Young LLP
                                             Ernst & Young LLP

Kansas City, Missouri
August 28, 2000